UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2022

BrightView Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38579	46-4190788
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

980 Jolly Road

Blue Bell, Pennsylvania 19422

(484) 567 7204

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of exchange on which registered
Common stock, $0.01 par value	BV	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Director Resignation

On May 9, 2022, Joshua Weisenbeck informed BrightView Holdings, Inc. (the “Company”) that he was resigning from the Company’s Board of Directors (the “Board”), effective immediately. Mr. Weisenbeck’s decision to resign from the Board does not involve any disagreement on any matter relating to the Company’s operations, policies or practices.

Appointment of New Independent Director

On May 9, 2022, the Board filled the vacancy created on the Board by Mr. Weisenbeck’s resignation by appointing William Cornog as a director, effective immediately. Mr. Cornog will hold office until the date of the Company’s next Annual Meeting of Stockholders to be held in 2023 and until his successor is elected and qualified or until his earlier resignation, retirement, disqualification or removal. Pursuant to its rights as set forth in Sections 2.1(b) and 2.1(e) of the Stockholders Agreement dated June 27, 2018, by and among the Company and the other parties thereto (the “Stockholders Agreement”), the KKR Investor (as defined in the Stockholders Agreement) nominated Mr. Cornog to fill the vacancy created by the resignation of Mr. Weisenbeck. The foregoing is a summary only and does not purport to be a complete description of all of the terms, provisions, covenants, and agreements contained in the Stockholders Agreement, and is subject to and qualified in its entirety by reference to the full text of the Stockholders Agreement, which is filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on July 2, 2018, and is incorporated herein by reference.

Mr. Cornog, age 57, joined KKR Capstone, KKR’s portfolio operations team, in 2002 and also serves as a member of KKR’s Americas, EMEA, APAC, Infrastructure, TMT Growth Portfolio Management, Investment & Distribution and Valuation Committees. Prior to joining KKR, Mr. Cornog was with Williams Communications Group as the Senior Vice President and General Manager of Network Services. Prior to that, Mr. Cornog was a partner at The Boston Consulting Group. Mr. Cornog currently is a director at Channel Control Merchants, Genesis Care and Laureate Education, all of which are KKR portfolio companies, Laureate being a public company since 2017. Mr. Cornog earned a B.A. from Stanford University and an M.B.A. from Harvard Business School.

The Board has determined that Mr. Cornog qualifies as an independent director under the Company’s Corporate Governance Guidelines and applicable rules of the New York Stock Exchange and no action has been taken at this time with respect to Mr. Cornog’s committee appointments.

Mr. Cornog has no family relationships with any director or executive officer of the Company and there are no transactions in which Mr. Cornog has an interest requiring disclosure under Item 404(a) of Regulation S-K, except for the Stockholders Agreement, pursuant to which he was appointed to serve as a member of the Board. For more information on the Stockholders Agreement, see “Transactions with Related Persons” in the Company’s most recent Proxy Statement filed with the SEC on January 19, 2022 (the “Proxy Statement”), which is incorporated herein by reference.

The Board approved Mr. Cornog’s participation in the Company's standard annual non-employee director compensation program as described in the Proxy Statement, under the heading “Description of Director Compensation”.

The Company and Mr. Cornog will enter into the Company’s standard form of indemnification agreement for directors, a copy of which was previously filed as Exhibit 10.26 to the Company’s Registration Statement on Form S-1 (File No. 333-225277) filed with the SEC on May 20, 2018 and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BrightView Holdings, Inc.

Date: May 11, 2022	By:	/s/ Jonathan M. Gottsegen
	Name:	Jonathan M. Gottsegen
	Title:	Executive Vice President, Chief Legal Officer and Corporate Secretary